Investor Relations Contact:
Michael Picariello, Commvault
732-728-5380
ir@commvault.com

Commvault Announces Fourth Quarter and Fiscal 2015 Financial Results

Fourth quarter constant currency revenue up 2% sequentially

Fourth Quarter and Fiscal 2015 Highlights Include:

	Fourth Quarter	Fiscal 2015
GAAP Results:
Revenues	$150.7 million	$607.5 million
Income from Operations (EBIT)	$4.8 million	$38.8 million
EBIT Margin	3.2%	6.4%
Diluted Earnings Per Share	$0.07	$0.54

Non-GAAP Results:
Income from Operations (EBIT)	$20.3 million	$104.7 million
EBIT Margin	13.5%	17.2%
Diluted Earnings Per Share	$0.27	$1.40

TINTON FALLS, N.J. – May 5, 2015 – Commvault [NASDAQ: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2015.

N. Robert Hammer, Commvault's Chairman, President and CEO stated, "Commvault achieved record full year revenue and operating cash flows in fiscal 2015 despite significant foreign exchange headwinds. For the full fiscal year, total revenues were up 6% on a constant currency basis, and operating cash flows were $123.8 million. We continued to make significant progress on our key transformation initiatives. The market response to our stand-alone solutions remains encouraging and our product strategy is being driven by our business unit structure which is providing much more comprehensive leadership to our product initiatives. For the quarter, our financial results were mixed. On the positive side, we had strong sequential software revenue growth in the Americas demonstrating building momentum related to our Americas turnaround plan. These positive sequential results in the Americas were offset by lower than forecasted results in both our EMEA and APAC regions, which were impacted by foreign currency headwinds."

“Looking forward, our objective is to deliver substantially improved software revenue growth rates in the second half of fiscal 2016. We continue to make significant progress in our product, pricing and productivity related initiatives for us to achieve both this objective and also execute against our long-term strategy,” Hammer concluded.

Total revenues for the fourth quarter of fiscal 2015 were $150.7 million, a decrease of 4% over the fourth quarter of fiscal 2014 and a decrease of 1% sequentially. On a constant currency basis, total revenue in the fourth quarter of fiscal 2015 increased 2% compared to the year over year and sequential quarters. Software revenue in the fourth quarter of fiscal 2015 was $70.1 million, a decrease of 11% year-over-year and a decrease of 2% sequentially. On a constant currency basis, software revenue in the fourth quarter of fiscal 2015 decreased 5% compared to the year over year quarter and increased 1% on a sequential basis. Services revenue in the fourth quarter of fiscal 2015 was $80.7 million, an increase of 4% year-over-year and a decrease of 1% sequentially. On a constant currency basis, services revenue in the fourth quarter of fiscal 2015 increased 9% compared to the year over year quarter and increased 2% on a sequential basis.

For the full fiscal year, total revenues were $607.5 million, an increase of 4% over fiscal 2014. On a constant currency basis, total revenues for the full fiscal year increased 6% over fiscal 2014. Software revenue for the full fiscal year was $283.3 million, a decrease of 4% from fiscal 2014. On a constant currency basis, software revenue for the full fiscal year decreased 1% over fiscal 2014. Services revenue for the full fiscal year was $324.3 million, an increase of 11% from fiscal 2014. On a constant currency basis, services revenue for the full fiscal year increased 13% over fiscal 2014.

On a GAAP basis, income from operations (EBIT) was $4.8 million for the fourth quarter compared to $24.9 million in the same period of the prior year. Non-GAAP income from operations (EBIT) decreased to $20.3 million in the fourth quarter of fiscal 2015 compared to $40.3 million in the fourth quarter of the prior year. On a sequential basis, non-GAAP income from operations (EBIT) decreased 20% in the fourth quarter of fiscal 2015.

On a GAAP basis, income from operations (EBIT) for the full fiscal year was $38.8 million. Non-GAAP income from operations (EBIT) decreased 31% to $104.7 million in fiscal 2015 compared to $151.9 million in fiscal 2014.

For the fourth quarter of fiscal 2015, Commvault reported net income of $3.4 million, a decrease of $12.3 million compared to the same period of the prior year. Non-GAAP net income for the quarter decreased to $12.8 million, or $0.27 per diluted share, from $25.5 million, or $0.52 per diluted share, in the same period of the prior year.

For the full fiscal year, Commvault reported net income of $25.7 million, a decrease of $38.4 million compared to fiscal 2014.  Non-GAAP net income for the full fiscal year decreased to $66.0 million, or $1.40 per diluted share, from $96.2 million, or $1.94 per diluted share, in fiscal 2014.

Operating cash flow totaled $36.0 million for the fourth quarter of fiscal 2015 which was a decrease of $3.9 million, or 10%, compared to the fourth quarter of fiscal 2014. For the full fiscal year, operating cash flow was $123.8 million, an increase of 4% compared to $119.1 million for fiscal 2014. Total cash and short-term investments were

$387.6 million as of March 31, 2015 compared to $482.7 million as of March 31, 2014. We made no borrowings against our line of credit during fiscal 2015.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•
On March 4, 2015, Commvault announced that top industry technology visionaries have joined its leadership team. The addition of leaders from companies such as Oracle, SAP, Microsoft, Cisco, PwC and EMC signals the continuation of Commvault Next, the company's business transformation for sales, go-to-market strategies, pricing and packaging and technology innovation. Commvault also announced that it had realigned its structure to create business units to more directly match how customers evaluate, deploy, operate, and purchase technology.

•
On February 16, 2015, Commvault announced that Tech Mahindra, a specialist in digital transformation, consulting and business re-engineering, has chosen Commvault's industry-leading backup solution to power its "Backup-as-a-Service" offerings for its alliances community.

•
On February 12, 2015, Commvault announced that its data management platform would be available via European cloud hosting partners through a new strategic aggregator partnership with Crayon, a global leader in service provider licensing, management and consultancy. Under the partnership, Commvault's industry leading data management software platform, Simpana®, will be integrated into Crayon's portfolio of leased software solutions for European-based cloud hosting service providers.

•
On February 2, 2015, Commvault announced an arrangement with NaviSite, Inc., a Time Warner Cable Company and premier provider of enterprise-class hosting, managed applications, managed messaging and managed cloud services, to extend the data protection capabilities of Simpana® software to NaviSite's NaviCloud® portfolio. Commvault will provide data protection and management capabilities for customers using NaviCloud Director, an enterprise-class cloud Infrastructure-as-a-Service (IaaS) solution offered directly to customers via an intuitive self-service portal, and also delivered in conjunction with NaviSite's broad portfolio of managed services.

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Finally, Commvault has provided software, services and total revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. In the third quarter of fiscal 2015, Commvault also excluded certain expenses related to its planned move into a new corporate campus headquarters. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short and long term plans, Commvault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of Commvault’s control and the variety of awards that companies can issue, Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

Commvault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, Commvault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation, the additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards, and in fiscal 2015 certain expenses related to the move into a new corporate campus headquarters. In addition, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 37% in fiscal 2015 and fiscal 2014.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the fourth quarter of fiscal 2015 was 29% and the GAAP tax rate for the fourth quarter of fiscal 2014 was 38%. On an annual basis, the GAAP tax rate over the past three fiscal years was 34% for fiscal 2015, 37% for fiscal 2014 and 35% for fiscal 2013. In addition, Commvault’s cash tax rate has been lower than its GAAP tax rate in recent fiscal years. The cash tax rate over the past three fiscal years is estimated to be 26% for fiscal 2015, 18% for fiscal 2014 and 12% for fiscal 2013. Commvault expects that its cash tax rate will approach its annual GAAP tax rate over the next one to two fiscal years. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

Commvault measured itself to non-GAAP tax rates of 37% in fiscal 2015 and will continue to measure itself to a non-GAAP tax rate of 37% in fiscal 2016. Commvault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above.  It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate in the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
Commvault will host a conference call today, May 5, 2015, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 800-708-4540 (domestic) or 847-619-6397 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under the "Events" section of the website. An archived webcast of this conference call will also be available following the call.

About Commvault
A singular vision – a belief in a better way to address current and future data management needs – guides Commvault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. Commvault's exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. Commvault's Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only Commvault can offer. Information about Commvault is available at www.commvault.com. Commvault's corporate headquarters is located in Tinton Falls, New Jersey in the United States.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item 1A. Risk Factors" in our annual report in Form 10-K. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2015 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "CV" logo, Commvault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, Commvault Galaxy, Commvault Edge, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS and CommValue, are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

Commvault Systems, Inc.

Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2015	2014	2015	2014
Revenues:
Software	$70,052	$79,041	$283,254	$294,411
Services	80,683	77,778	324,289	291,929
Total revenues	150,735	156,819	607,543	586,340
Cost of revenues:
Software	608	620	2,442	2,588
Services	20,306	19,249	79,626	71,713
Total cost of revenues	20,914	19,869	82,068	74,301
Gross margin	129,821	136,950	525,475	512,039
Operating expenses:
Sales and marketing	86,047	75,589	335,980	283,304
Research and development	16,800	15,342	64,143	55,134
General and administrative	19,713	19,559	78,063	67,106
Depreciation and amortization	2,492	1,580	8,505	6,075
Total operating expenses	125,052	112,070	486,691	411,619
Income from operations	4,769	24,880	38,784	100,420
Interest expense	(219)	—	(665)	—
Interest income	181	215	773	890
Income before income taxes	4,731	25,095	38,892	101,310
Income tax expense	1,379	9,438	13,242	37,246
Net income	$3,352	$15,657	$25,650	$64,064
Net income per common share:
Basic	$0.07	$0.33	$0.56	$1.36
Diluted	$0.07	$0.32	$0.54	$1.29
Weighted average common shares outstanding:
Basic	45,017	47,141	45,464	46,976
Diluted	46,626	49,416	47,222	49,642

Table II

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	March 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$337,673	$457,733
Short-term investments	49,936	24,976
Trade accounts receivable, net	117,716	118,527
Prepaid expenses and other current assets	20,084	11,329
Deferred tax assets, net	16,142	17,966
Total current assets	541,551	630,531

Deferred tax assets, net	24,903	28,737
Property and equipment, net	140,208	88,901
Other assets	6,804	7,215
Total assets	$713,466	$755,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$860	$1,218
Accrued liabilities	72,757	76,166
Deferred revenue	184,312	166,143
Total current liabilities	257,929	243,527

Deferred revenue, less current portion	45,423	43,432
Other liabilities	3,104	5,847

Total stockholders’ equity	407,010	462,578
Total liabilities and stockholders’ equity	$713,466	$755,384

Table III

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$3,352	$15,657	$25,650	$64,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,814	1,613	9,046	6,207
Noncash stock-based compensation	15,162	14,588	60,663	49,124
Excess tax benefits from stock-based compensation	(836)	(8,224)	(5,057)	(28,337)
Deferred income taxes	2,269	(5,995)	4,072	(6,430)
Changes in operating assets and liabilities:
Trade accounts receivable	(6,626)	(12,779)	(6,581)	(33,482)
Prepaid expenses and other current assets	(1,224)	(2,850)	(11,907)	3,948
Other assets	651	(515)	1,229	(160)
Accounts payable	(313)	(1,763)	(267)	(2,695)
Accrued liabilities	7,128	25,130	13,221	43,187
Deferred revenue	14,376	16,317	35,818	25,156
Other liabilities	(771)	(1,260)	(2,040)	(1,445)
Net cash provided by operating activities	35,982	39,919	123,847	119,137
Cash flows from investing activities
Purchase of short-term investments	(12,475)	(2,998)	(68,933)	(28,976)
Proceeds from maturity of short-term investments	12,495	3,000	43,973	5,948
Purchases for corporate campus headquarters	(8,989)	(18,735)	(59,297)	(62,214)
Purchase of property and equipment	(2,042)	(982)	(5,784)	(4,916)
Net cash used in investing activities	(11,011)	(19,715)	(90,041)	(90,158)
Cash flows from financing activities
Repurchase of common stock	—	(50,030)	(155,125)	(50,030)
Debt issuance costs	—	—	(1,262)	—
Proceeds from the exercise of stock options	5,633	4,240	17,690	17,615
Excess tax benefits from stock-based compensation	836	8,224	5,057	28,337
Net cash provided by (used in) financing activities	6,469	(37,566)	(133,640)	(4,078)
Effects of exchange rate — changes in cash	(8,713)	(438)	(20,226)	(1,132)
Net increase (decrease) in cash and cash equivalents	22,727	(17,800)	(120,060)	23,769
Cash and cash equivalents at beginning of period	314,946	475,533	457,733	433,964
Cash and cash equivalents at end of period	$337,673	$457,733	$337,673	$457,733

Table IV

Commvault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2015	2014	2015	2014
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$4,769	$24,880	$38,784	$100,420
Noncash stock-based compensation (1)	15,162	14,588	60,663	49,124
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	368	805	1,143	2,308
Adjustment to exclude expenses related to corporate campus headquarters relocation (3)	—	—	4,141	—
Non-GAAP income from operations	$20,299	$40,273	$104,731	$151,852

GAAP net income	$3,352	$15,657	$25,650	$64,064
Noncash stock-based compensation (1)	15,162	14,588	60,663	49,124
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	368	805	1,143	2,308
Adjustment to exclude expenses related to corporate campus headquarters relocation (3)	—	—	4,141	—
Non-GAAP provision for income taxes adjustment (4)	(6,118)	(5,543)	(25,549)	(19,268)
Non-GAAP net income	$12,764	$25,507	$66,048	$96,228

Diluted weighted average shares outstanding	46,626	49,416	47,222	49,642
Non-GAAP diluted net income per share	$0.27	$0.52	$1.40	$1.94

	Three Months Ended March 31, 2015		Year Ended March 31, 2015
	Sequential	Year Over Year	Year Over Year
Non-GAAP software revenue reconciliation
GAAP software revenue	$70,052	$70,052	$283,254
Adjustment for currency impact	2,337	4,780	7,087
Non-GAAP software revenue on a constant currency basis (5)	$72,389	$74,832	$290,341

	Three Months Ended March 31, 2015		Year Ended March 31, 2015
	Sequential	Year Over Year	Year Over Year
Non-GAAP services revenue reconciliation
GAAP services revenue	$80,683	$80,683	$324,289
Adjustment for currency impact	2,384	4,459	5,678
Non-GAAP services revenue on a constant currency basis (5)	$83,067	$85,142	$329,967

	Three Months Ended March 31, 2015		Year Ended March 31, 2015
	Sequential	Year Over Year	Year Over Year
Non-GAAP total revenue reconciliation
GAAP total revenues	$150,735	$150,735	$607,543
Adjustment for currency impact	4,721	9,239	12,765
Non-GAAP total revenues on a constant currency basis (5)	$155,456	$159,974	$620,308

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended March 31,		Year Ended March 31,
	2015	2014	2015	2014
Cost of services revenue	$744	$420	$2,930	$1,428
Sales and marketing	6,713	6,477	26,853	20,813
Research and development	1,624	1,395	5,908	4,512
General and administrative	6,081	6,296	24,972	22,371
Stock-based compensation expense	$15,162	$14,588	$60,663	$49,124

(2)	Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3)
CommVault completed the move of its Global Corporate Headquarters in fiscal 2015.  In connection with this planned move, the Company incurred certain non-routine expenses that management has concluded are not representative of the ongoing business. As a result, these expenses have been excluded from non-GAAP results in order to understand, manage and evaluate the business and make operating decisions.  These expenses include the lease termination charge related to the previous headquarters location, accelerated depreciation on assets associated with the previous location and moving related expenses.

(4)	The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2015 and fiscal 2014.

(5)
Revenues on a constant currency basis are calculated using the average foreign exchange rates from a previous period and applying these rates to foreign-denominated revenues in the corresponding period during fiscal 2015. The difference between revenue calculated based on these foreign exchange rates and revenues calculated in accordance with GAAP is listed as adjustment for currency impact in the table above.